SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]
  Check the appropriate box:
  [ ] Preliminary Proxy Statement    [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))


[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.1.4a-11(c) or (S)240.1.4a-12

                                  PIXTECH, INC.
                (Name of Registrant as Specified In Its Charter)

                                  PIXTECH, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously-

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  PIXTECH, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 1998 Annual Meeting of Stockholders of PixTech, Inc. will be held at the Grand Hyatt, Park Avenue, Grand Central, in New York, New York, at 3 p.m. on Wednesday, March 25, 1998 for the following purposes:

1. To elect two directors to hold office for a term of three years and until their respective successors are elected and qualified.

2. To transact such other business as may be in furtherance of or incidental to the foregoing or as may otherwise properly come before the meeting.

Only stockholders of record at the close of business on February 23, 1998 will be entitled to vote at the meeting or any adjournment thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                             By order of the Board of Directors,


                                                       MICHAEL LYTTON, Secretary


Dated: February 24, 1998

                                  PIXTECH, INC.

               Avenue Olivier Perroy, Zone Industrielle de Rousset
                              13790 Rousset France
                         Telephone 011 33 (0)442 29 1000

                                   ----------

                                 Proxy Statement

                                   ----------

The enclosed proxy is solicited on behalf of the Board of Directors of PixTech, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on Wednesday, March 25, 1998, and at any adjournments thereof. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to security holders is February 26, 1998.

The principal business expected to be transacted at the meeting, as more fully described below, will be the election of two directors.

The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted to elect the directors nominated by the Board of Directors and to approve the other proposals listed in the notice on the cover page of this proxy statement.

The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by officers and employees of the Company in person or by telephone.


                      VOTING SECURITIES AND VOTES REQUIRED

Only stockholders of record at the close of business on February 23, 1998 will be entitled to vote at the meeting. On that date, the Company had outstanding 13,762,732 shares of Common Stock, $0.01 par value (the "Common Stock"), each of which is entitled to one vote. A majority in interest of the outstanding Common Stock, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business. A plurality of the votes cast is required to elect the nominees for director. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted in determining the shares entitled to vote on a particular matter nor treated as votes cast. (A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on the matter from the customer, is barred by applicable rules from exercising discretionary voting authority in the matter, and so indicates on the proxy.) Abstentions will not be treated as votes cast in the election of directors.

                              ELECTION OF DIRECTORS

The number of directors is fixed at five for the coming year and is divided into three classes with the members of each class holding office for a three year term. At the meeting, two directors will be elected to hold office for three years and until their successors are elected and qualified. Jean Luc Grand-Clement and William C. Schmidt, who are presently serving as directors, have been nominated for re-election by the Board of Directors. Unless a properly signed and returned proxy withholds authority to vote for one or more of the nominees or is a broker non-vote, the shares represented by such proxy will be voted for the election of the Board's nominees as directors. If either nominee is unable to serve, which is not expected, the shares represented by a properly signed and returned proxy will be voted for such other candidate as may be nominated by the Board of Directors.

The following table contains certain information about the nominees for director and each other person whose term of office as a director will continue after the meeting.

                                                                                 Present
                                                                       Director   Term
Name and Age        Business Experience and Other Directorships          Since   Expires

Jean-Luc            Jean-Luc   Grand-Clement,   a  co-founder  of  the   1992     1998
Grand-Clement *     Company,  has served as  Chairman  of the Board of
Age: 58             Directors,  Chief Executive  Officer and President
                    since the  Company's  inception in 1992.  Prior to
                    founding the Company, Mr. Grand-Clement co-founded
                    European Silicon  Structures  ("ES2"),  a European
                    applications  specific integrated circuit supplier
                    for cell based and full custom CMOS products,  and
                    served  as  Chief  Executive  Officer  and then as
                    Chairman of the Board of Directors of ES2 from its
                    founding in 1985 until 1991. From 1967 to 1978 and
                    from 1982 to 1985, Mr.  Grand-Clement held various
                    positions  with Motorola,  Inc.,  most recently as
                    Vice-President  and Assistant  General  Manager of
                    the  Motorola  European  Semiconductor  Group from
                    1983 to 1985. From 1978 to 1982, Mr. Grand-Clement
                    was the Managing Director of Eurotechnique,  a MOS
                    semiconductor design and fabrication joint venture
                    between National  Semiconductor  and Saint-Gobain.
                    Mr.  Grand-Clement  graduated from Ecole Nationale
                    Superieure des Telecommunications in Paris.

Jean-Pierre Noblanc Jean-Pierre  Noblanc  became  a  director  of  the   1995     1999
Age: 59             Company  in May  1995.  From  1994  to  1997,  Mr.
                    Noblanc was Chairman of the  Supervisory  Board of
                    SGS Thomson  Microelectronics N.V., a manufacturer
                    of electronics components of which he is currently
                    vice-chairman.  Since July 1994,  Mr.  Noblanc has
                    also been a director of Thomson S.A.  Mr.  Noblanc
                    has  also   served  as  General   Manager  of  the
                    Components  Sector of  CEA-Industrie  since  1994.
                    Prior to joining CEA Industrie, Mr. Noblanc served
                    at CNET, the Research Center of France Telecom, as
                    Director of the Applied Research Center of Bagneux
                    and of the  Microelectronics  Center of  Grenoble,
                    successively.   Mr.  Noblanc  holds  a  degree  in
                    engineering     from    the    Ecole    Superieure
                    d'Electricite  and  a  doctoral  degree  from  the
                    University of Paris.  Mr.  Noblanc is an Associate
                    Member of the  Committee  on  Applications  of the
                    French Academy of Sciences.

                                                                                 Present
                                                                       Director   Term
Name and Age        Business Experience and Other Directorships          Since   Expires

Pierre-Michel       Pierre-Michel  Piccino  has been a director of the   1994      2000
Piccino             Company  since  May  1994.  In 1987,  Mr.  Piccino
Age: 53             joined  Baring   Private   Equity   Partners,   an
                    international private capital company, where he is
                    a Senior  Partner.  From 1974 to 1987, Mr. Piccino
                    worked  with  Du Pont  de  Nemours  International,
                    where  he  held   various   positions   in  sales,
                    marketing and general management, most recently as
                    manager of the Europe  and  Middle-East  Packaging
                    Division.  From  1972 to 1974,  Mr.  Piccino  also
                    worked  for  the  Batelle  Research  Institute  in
                    Geneva.   Mr.   Piccino   graduated   from   Ecole
                    Polytechnique  in  Lausanne,  Switzerland  with  a
                    degree in mechanical engineering.

William C.          William  C.  Schmidt  has been a  director  of the   1992      1998
Schmidt *           Company since 1992.  Since 1988,  Mr.  Schmidt has
Age: 42             been   an    investment    partner    at    Advent
                    International,  an  international  venture capital
                    company,  where he also manages the  activities of
                    Advent   International's    corporate   investment
                    programs in Europe. From 1981 to 1987, Mr. Schmidt
                    worked  as  a  management  consultant  at  Bain  &
                    Company  in  Europe  and the  United  States.  Mr.
                    Schmidt holds  degrees from  Williams  College and
                    Harvard Business School.

John A. Hawkins     John A. Hawkins has been a director of the Company   1994      2000
Age: 37             since 1994.  Since August,  1995,  Mr. Hawkins has
                    been a  founding  partner  of  Generation  Capital
                    Partners,  L.P., a private investment partnership.
                    From 1992 until August,  1995,  Mr.  Hawkins was a
                    general  partner of various funds  affiliated with
                    Burr,  Egan,  Deleage & Co. He was an associate at
                    Burr, Egan, Deleage & Co. from 1987 to 1992, prior
                    to which he was an  associate  with Alex.  Brown &
                    Sons  Incorporated.  Mr.  Hawkins is a director of
                    P-Com,  Inc., a  telecommunications  company.  Mr.
                    Hawkins  holds  degrees from  Harvard  College and
                    Harvard Business School.


* Nominee for election as director

Committees of the Board

The Audit Committee, which consists of Messrs. Noblanc and Schmidt, is responsible for providing the Board of Directors with an independent review of the financial health of the Company and its financial controls and reporting. Its primary functions are to recommend independent auditors to the Board of Directors, review the results of the annual audit and the auditors' reports, and ensure the adequacy of the Company's financial controls and procedures. The Audit Committee met five times in 1997. The Compensation Committee, whose members in 1997 were Messrs. Piccino and Hawkins, acts for the Board of Directors with respect to the Company's compensation practices and their implementation. It sets and implements the compensation of the Company's officers and administers the Amended and Restated 1993 Stock Option Plan and the 1995 Employee Stock Purchase Plan. The Compensation Committee held two meetings in 1997. The entire Board of Directors functions as a nominating committee, considering nominations submitted by the Chairman of the Board. The Board of Directors held eight meetings during 1997, and each director attended at least 75% of all meetings of the Board and of all committees of the Board on which he served.


Director Compensation

Director Fees

Non-employee directors are reimbursed for expenses incurred in attending meetings, and they also receive $1,500 for each meeting of the Board of Directors that they attend, plus an additional $4,000 if they attend at least four meetings in a year. Such payments may not exceed a total of $10,000 in any one year. Mr. Grand-Clement, the only director who is an employee of the Company, does not receive additional compensation for his service as a director.

1995 Director Stock Option Plan

The 1995 Director Stock Option Plan (the "Director Plan") provides that each director who is not an employee of the Company and who is elected or re-elected into office following the Annual Meeting of Stockholders receives an automatic grant of options to purchase 6,000 shares of Common Stock. The options become exercisable in increments of 2,000 shares as follows: 2,000 shares on the grant date, and an additional 2,000 shares at each of the following two Annual Meetings of Stockholders so long as the director remains in office. The options expire ten years from the grant date. The exercise price of each option is the fair market value of the Common Stock on the day immediately preceding the grant date.

The Director Plan authorizes the grant of stock options to purchase up to a maximum of 50,000 shares (subject to adjustment in the event of a stock split or other recapitalization) of Common Stock. Messrs. Noblanc, Piccino, Schmidt and Hawkins are currently eligible to participate under the Director Plan. At the 1997 Annual Meeting of Stockholders, Messrs. Piccino and Hawkins were both granted an option to purchase 6,000 shares of Common Stock of the Company, at an exercise price of $3.91 per share. The next grant of options under the Director Plan will be on the date of the 1998 Annual Meeting of Stockholders.

Options granted under the Director Plan are not intended to qualify as incentive stock options under the Internal Revenue Code. The exercise of an option under the Director Plan results in ordinary income to the director and a corresponding deduction for the Company, in each case equal to the difference between the option price and the fair market value of the shares on the date of exercise.

EXECUTIVE COMPENSATION

Summary Compensation Table (1)

The following table provides summary information on the cash compensation and certain other compensation paid, awarded, or accrued by the Company and its subsidiaries to or for the Chief Executive Officer of the Company and each of the Company's other four most highly compensated executive officers for 1997 (collectively, the "Named Executive Officers").

=======================================================================================================================
                                                                                                 Long-Term
                                                                                               Compensation
                                                   Annual Compensation                            Awards
                                                                                                Securities
                                                                                                Underlying
Name and Principal Position                    Year          Salary($)           Bonus($)       Options(#)
=======================================================================================================================
Jean-Luc Grand-Clement                         1997           $193,708                 --        165,000
-----------------------------------------------------------------------------------------------------------------------
Chairman of the Board, Chief                   1996            212,502                 --         40,000 (2)
-----------------------------------------------------------------------------------------------------------------------
Executive Officer, and President               1995            181,639           $100,000        212,893
-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================
Richard Rodriguez                              1997            137,137                 --        172,000
-----------------------------------------------------------------------------------------------------------------------
Executive Vice President,                      1996            104,275                 --        120,000 (2)
-----------------------------------------------------------------------------------------------------------------------
Chief Operating Officer
-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================
Francis G. Courreges                           1997            150,850                 --         77,000
-----------------------------------------------------------------------------------------------------------------------
Executive Vice President                       1996            172,053                 --         20,000 (2)
-----------------------------------------------------------------------------------------------------------------------
                                               1995            165,007             20,082         54,307
-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================
Michel Garcia                                  1997            102,852                 --         56,000
-----------------------------------------------------------------------------------------------------------------------
Vice President,                                1996            107,045                 --         15,000 (2)
-----------------------------------------------------------------------------------------------------------------------
Industrial Partners                            1995            100,577             10,041         13,333
-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================
Tom M. Holzel                                  1997            122,500                 --         85,000
-----------------------------------------------------------------------------------------------------------------------
Vice President,                                1996            122,500                 --         10,000 (2)
-----------------------------------------------------------------------------------------------------------------------
Marketing & Sales                              1995             60,000                 --         70,000 (2)
=======================================================================================================================

(1) All dollar amounts (except for amounts paid to Mr. Holzel) reflect the conversion of French francs to U.S. dollars at an average conversion rate of 4.9796, 5.1147 and 5.8336 French francs to U.S. dollars for 1995, 1996 and 1997 respectively.

(2) All of these options have been terminated unexercised as of February 21, 2007.

Stock Option Grants in Last Fiscal Year

The following table provides information on stock options granted during 1997 to the Named Executive Officers. In addition, during 1997, certain stock options were terminated unexercised as described under "Summary Compensation Table" above.

=======================================================================================================================
                               Number of     % of Total                             Potential Realized Value
                              Securities       Options                                  at Assumed Annual
                              Underlying     Granted to   Exercise                    Rates of Stock Price
                                Options       Employees     Price     Expiration     Appreciation for Option
Name                          Granted (#)      in 1997   ($ / share)     Date             Term ($) (1)
=======================================================================================================================
                                                                          5%                     10%
=======================================================================================================================
Jean-Luc Grand-Clement          40,000(2)        4%         5.58     02/21/2007       140,369      355,723
-----------------------------------------------------------------------------------------------------------------------
                                35,000(5)        3%         5.58     02/21/2007       122,823      311,258
-----------------------------------------------------------------------------------------------------------------------
                                90,000(6)        8%        3.125     10/28/2007       176,877      448,240
-----------------------------------------------------------------------------------------------------------------------
                               165,000          15%                                   440,069    1,115,221
=======================================================================================================================
Richard Rodriguez              120,000(3)       11%         5.58     02/21/2007       421,108    1,067,170
-----------------------------------------------------------------------------------------------------------------------
                                10,000(5)        1%         5.58     02/21/2007        35,092       88,931
-----------------------------------------------------------------------------------------------------------------------
                                42,000(6)        4%        3.125     10/28/2007        82,542      209,179
-----------------------------------------------------------------------------------------------------------------------
                               172,000          15%                                   538,743    1,365,279
=======================================================================================================================
Francis G. Courreges            20,000(2)        2%         5.58     02/21/2007        70,185      177,862
-----------------------------------------------------------------------------------------------------------------------
                                20,000(5)        2%         5.58     02/21/2007        70,185      177,862
-----------------------------------------------------------------------------------------------------------------------
                                37,000(6)        3%        3.125     10/28/2007        72,716      184,276
-----------------------------------------------------------------------------------------------------------------------
                                77,000           7%                                   213,085      540,000
=======================================================================================================================
Michel Garcia                   15,000(2)        1%         5.58     02/21/2007        52,638      133,396
-----------------------------------------------------------------------------------------------------------------------
                                10,000(5)        1%         5.58     02/21/2007        35,092       88,931
-----------------------------------------------------------------------------------------------------------------------
                                31,000(6)        3%        3.125     10/28/2007        60,924      154,394
-----------------------------------------------------------------------------------------------------------------------
                                56,000           5%                                   148,655      376,721
=======================================================================================================================
Tom M. Holzel                   80,000(4)        7%         5.58     02/21/2007       280,739      711,447
-----------------------------------------------------------------------------------------------------------------------
                                 5,000(5)        1%         5.58     02/21/2007        17,546       44,465
-----------------------------------------------------------------------------------------------------------------------
                                85,000           8%                                   298,285      755,912
=======================================================================================================================

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission of a value for the Common Stock equal to the market price of the Common Stock on the date of grant of the option. These amounts are not intended to forecast possible future appreciation, if any, in the price of the Common Stock.

(2) These options become exercisable as to 25% of the shares on May 21, 1997, 1998, 1999 and 2000.

(3) These options become exercisable as to 25% of the shares on April 21, 1997, 1998, 1999 and 2000.

(4) These options become exercisable as follows: 35,000 shares on February 21, 1997, 20,000 shares on July 21, 1997, 2,500 shares on May 21, 1998, 17,500 shares on July 21, 1998, 2,500 shares on May 21, 1999 and 2,500 shares on May 21, 2000.

(5) These options become exercisable as to 25% of the shares on each of the four anniversaries of the date of grant.

(6) These options may be exercised at any time after October 28, 2002. Should the French social security laws enforced since January 1997 be amended so that the Company would no longer have to support the payment of the Company's social security contribution or other similar taxes, these options might become exercisable as to 25% of the shares on October 28, 1997, and on each of October 1 of each of 1998, 1999 and 2000. Exercisability may be accelerated if certain levels of sales and profitability are reached by the Company.

Aggregated Option Exercises in Last Fiscal Year and Year-End Stock Option Values

The following table sets forth certain information concerning the unexercised stock options as of December 31, 1997 held by the Named Executive Officers. No options were exercised during fiscal year 1997 by any Named Executive Officer.

=======================================================================================================================
                                             Number of Securities                  Value of Unexercised
                                            Underlying Unexercised                 In-The-Money Options
                                            Options at 12/31/97(#)                   at 12/31/97($)(1)
=======================================================================================================================
Name                                     Exercisable      Unexercisable       Exercisable      Unexercisable
=======================================================================================================================
Jean-Luc Grand-Clement                     432,274           279,187           778,238            200,695
-----------------------------------------------------------------------------------------------------------------------
Richard Rodriguez                           30,000           142,000                --                 --
-----------------------------------------------------------------------------------------------------------------------
Francis G. Courreges                       108,680           101,654           190,698             47,272
-----------------------------------------------------------------------------------------------------------------------
Michel Garcia                              107,356            59,749           198,237             12,030
-----------------------------------------------------------------------------------------------------------------------
Tom M. Holzel                               55,000            30,000                --                 --
=======================================================================================================================

(1) Based on the difference between the respective option exercise price and the closing market price of the Common Stock on December 31, 1997, which was 25/16.


Executive Employment Agreements

Each of Messrs. Grand-Clement, Rodriguez, Courreges and Garcia have entered into employment agreements with the Company in substantially the same form as all other employees of the Company. The material terms of the employment agreements provide for employment by each individual for an indefinite period. Pursuant to the employment agreements, each individual agrees to non-competition and non-solicitation provisions which survive for a one-year period following termination of employment. The employment agreements also contain obligations of each employee concerning confidentiality and assignment of inventions and intellectual property to the Company.

French law provides that even indefinite term employment contracts may not be terminated without "serious cause", including inadequate performance or elimination of a position due to economic difficulties or technological changes. In addition, French law imposes procedural requirements for any termination, including, in most cases, written notice and meetings with the employee.


Compensation Committee Report on Executive Compensation

This   Compensation   Committee  Report  describes  the  compensation   policies
applicable to executive officers of the Company, including Mr. Grand-Clement, the Company's Chief Executive Officer.

Overall Policy. The Company's executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plan that tie a portion of executive compensation to the Company's success in meeting specified performance goals. In addition, through the use of stock options, the Company ensures that a part of the executives' compensation is closely tied to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results.

The Compensation Committee determines the compensation of the seven most highly compensated corporate executives, including the Named Executive Officers. The Compensation Committee takes into account the views of Mr. Grand-Clement, the Company's chief executive officer, in reviewing the individual performance of these executives (other than Mr.
Grand-Clement).

The key elements of the Company's executive compensation consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Grand-Clement, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including insurance and other employee benefits, as well as the programs described below.

Base Salaries. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, the Compensation Committee considers generally available information regarding salaries prevailing in the industry, but does not utilize any particular indices or peer groups.

Annual salary adjustments are determined by evaluating the financial performance of the Company and of each executive officer, and also take into account new responsibilities. The Compensation Committee, where appropriate, also considers non-financial performance measures. These non-financial performance measures may include such factors as efficiency gains, quality improvements and improvements in relations with customers, suppliers and employees. No particular weight is given to any of these financial or non-financial factors.

The determination of Mr. Grand-Clement's base salary for 1997 was based on the overall successful development of the Company and in particular on his ability to produce research & development and manufacturing partnership agreements. Mr. Grand-Clement was granted a base salary of $193,708 for 1997, a decrease of 9% over his $212,502 base salary for 1996. Mr. Grand-Clement's salary is mostly calculated and paid in French Francs, however, and after taking out the effect of the rise of the US dollar against the french franc in 1997, Mr. Grand-Clement's base salary was unchanged in 1997 as compared to 1996. No bonus was awarded to Mr. Grand-Clement in 1997.

Annual Bonus. The Company's executive officers are eligible for an annual cash bonus, based primarily on achievement of the Company's overall performance. No bonuses were awarded to the executive officers for the year ended December 31, 1997.

Stock Options. Stock options are granted to the Company's executive officers under the Company's 1993 Stock Option Plan. Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and vest over various periods of time, normally four years. Stock option grants are designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation is achieved, and, once achieved, is maintained and improved upon. In determining the amount of such grants, the Compensation Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years, and also takes in account the size of the officer's awards in the past. Based on these factors and on the level of his existing stock ownership in 1997, Mr. Grand-Clement received options to purchase 75,000 and 90,000 shares with an exercise price of respectively $5.58 and $3.125 per share, representing fair market value of the Common Stock of the Company on February 21,1997 and October 28, 1997, respectively. In addition, 40,000 options owned by Mr. Grand-Clement were terminated unexercised in February 1997.

Policy on deductibility of Compensation. The Internal Revenue Service has adopted a provision limiting the income tax deduction of public companies for certain compensation paid in a year to any executive officer named in the proxy statement compensation tables in excess of one million dollars. No such officer of the Company received applicable compensation at that level in 1997. At such time as it becomes likely that the applicable compensation for a covered executive will exceed the deductibility limit, the Compensation Committee will consider the adoption of a policy in this regard.

Conclusion. Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock appreciation. In 1997, as in previous years, a substantial portion of the Company's targeted executive compensation consists of performance-based variable elements. The Compensation Committee intends to continue the policy of linking executives compensation to Company performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.


By the Compensation Committee,


John Hawkins,
Pierre-Michel Piccino

                             STOCK PERFORMANCE GRAPH

The following graph shows the cumulative total stockholder return on the Company's Common Stock over the period beginning July 18, 1995, when the Company's Common Stock began trading publicly, and ending December 31, 1997, as compared with that of the Nasdaq Market Index and an Industry Index, based on an initial investment of $100 in each. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends. The Electronic Components, N.E.C. Index consists of 55 publicly traded electronic components companies reporting under the same Standard Industrial Classification Code (SIC 3679) as the Company.

                    Comparison of cumulative Total Return of PixTech, Inc., Electronic Components, N.E.C. Index and NASDAQ Market Index

                                [GRAPHIC OMITTED]

=======================================================================================================================
                                                 7/37/1995   12/29/1995      12/31/1996       12/31/1997
=======================================================================================================================
PixTech, Inc.                                       100        127.87           50.82            30.31
-----------------------------------------------------------------------------------------------------------------------
Electronic Components, NEC Index                    100         84.37          145.86           152.92
-----------------------------------------------------------------------------------------------------------------------
NASDAQ Market Index                                 100        105.65          129.94           159.45
=======================================================================================================================

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 1997, the Company's Compensation Committee consisted of Messrs. Piccino and Hawkins. None of the members of the Compensation Committee has been an officer or employee of the Company.

Mr. Noblanc, a member of the Company's Board of Directors and its Audit Committee, is an officer of CEA Industrie, S.A., which is controlled by the Commissariat a l'Energie Atomique ("CEA"), the French atomic agency. In September 1992, the Company licensed its fundamental technology from the Laboratoire d'Electronique, de Technologie et d'Instrumentation ("LETI"), a research laboratory of the CEA, pursuant to an exclusive, worldwide, royalty-bearing license agreement with CEA (the "LETI License Agreement"), which has a term of twenty years. The LETI License Agreement was amended in July 1993, March 1994 and October 1997. Beginning in 1996, the Company became obligated under the LETI License Agreement to make royalty payments to the LETI based on the sales of products incorporating licensed technology. In addition to such royalty payments, the Company must pass through to CEA a percentage of any lump sum sublicense fees earned after 1993 and royalties on sales of licensed products by the Company's sublicenses. Pursuant to an amendment to the LETI License Agreement signed in October 1997 (the 1997 CEA Amendment"), the royalty rates and minimum payments from the Company to CEA were increased for a period of three years. An amount of $109,000 was accrued in 1997, which included the minimum royalty obligation of $100,000 paid pursuant to the 1997 CEA Amendment.

The Company also entered into a research and development agreement with CEA ("the "LETI Research Agreement") in 1992, under which the Company funds research at the LETI. Pursuant to the LETI Research Agreement, the Company expensed $35,871 in 1992, $1,334,734 in 1993, $1,506,130 in 1994, $1,338,789 in 1995
including purchases of certain equipment from CEA, and $643,957 in 1996. In 1997, the Company recorded $637,224 as expenses pursuant to the LETI Research Agreement.

                                 SHARE OWNERSHIP

The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 10, 1998 by (i) persons known by the Company to be beneficial owners of more than 5% of its Common Stock, (ii) the executive officers named in the Summary Compensation Table, (iii) the directors and nominees for election as directors of the Company, and (iv) all current executive officers and directors of the Company as a group:

================================================================================
                                                    Shares of Common Stock
                                                    Beneficially Owned (1)
Beneficial Owner                                  Shares       Percent of Class
================================================================================
Fidelity International Limited                  1,177,000  (2)      8.6%
 82 Devonshire Street
 Boston, MA 02109-3614
================================================================================
United Microelectronics Corp.                   1,111,111           8.1%
 2F, NO. 76 SEC 2, Tunhwa S. RD.,
 Taipei, Taiwan, R.O.C
================================================================================
Cavendish Nominees Limited                        956,646           7.0%
 Barfield House
 St. Julian Avenue
 St. Peter Port
 Guernsey
================================================================================
Motorola, Inc.                                    927,416  (4)      6.5%
 1303 E. Algonquin Road
 Schaumburg, Illinois 60196
================================================================================
Entities affiliated with
 Mercury Asset Management                         847,000  (3)      6.1%
 33 King William Street
 London, EC4R 9AS
================================================================================
CEA Industrie                                     793,656           5.8%
 31-33 rue de la Federation
 75752 Paris Cedex 15 France
================================================================================
FINNO S.A                                         689,281           5.0%
 142, Avenue de Malakoff
 75116 Paris France
================================================================================
Jean-Luc Grand-Clement                            624,359  (5)      4.4%
================================================================================
Francis G. Courreges                              131,257  (6)        *
================================================================================
Michel Garcia                                     120,951  (7)        *
================================================================================
Richard Rodriguez                                  32,500  (8)        *
================================================================================
Tom M. Holzel                                      61,250  (9)        *
================================================================================
Pierre-Michel Piccino                               4,000 (10)        *
================================================================================
John A. Hawkins                                     4,000 (11)        *
================================================================================
William C. Schmidt                                  2,000 (12)        *
================================================================================
Jean-Pierre Noblanc                                  --             --
================================================================================
All directors and executive officers
 as a group (11 persons)                        1,011,775 (13)      6.9%
================================================================================

*    Less than one percent.

(1) Except as otherwise indicated in these footnotes, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Share ownership information includes shares of Common Stock issuable pursuant to outstanding options which may be exercised within 60 days after February 10, 1998.

(2) Consists of 1,177,000 shares held by Fidelity International Limited ("FIL"). FIL is held by the shareholders of FMR, a holding company whose principal assets is the capital stock of a wholly-owned subsidiary, Fidelity. Information herein regarding FIL is as of February 18, 1998.

(3) Consists of 847,000 shares held by Mercury Asset Management plc. Mercury has neither voting power nor the right to receive dividends from, or proceeds from the sale of any portofolio investments. Information herein regarding Mercury is as of February 20, 1998.

(4) Includes warrants to purchase 463,708 shares of Common Stock, which warrants were exercisable on March 31, 1997.

(5) Includes 53,605 shares held by Mr. Grand-Clement's wife and 499,648 shares of Common Stock subject to options exercisable as of February 10, 1998 or within 60 days thereafter, of which 5,401 shares are subject to options held by Mr. Grand-Clement's wife.

(6) Includes 127,257 shares of Common Stock subject to options exercisable as of February 10, 1998 or within 60 days thereafter.

(7) Includes 113,190 shares of Common Stock subject to options exercisable as of February 10, 1998 or within 60 days thereafter.

(8) Consists of 32,500 shares of Common Stock subject to options exercisable as of February 10, 1998 or within 60 days thereafter.

(9) Includes 56,250 shares of Common Stock subject to options exercisable as of February 10, 1998 or within 60 days thereafter.

(10) Consists of 4,000 shares of Common Stock subject to an option exercisable as of February 10, 1998 or within 60 days thereafter. Mr. Piccino, a director of the Company, is a Partner of Baring Private Equity Partners, the management Advisor of Cavendish Nominees Limited, and disclaims beneficial ownership of all shares held by Cavendish Nominees Limited except to the extent of his proportionate pecuniary interests therein.

(11) Consists of 4,000 shares of Common Stock subject to an option exercisable as of February 10, 1998 or within 60 days thereafter. Mr. John A. Hawkins, a director of the Company, is a limited partner of Alta V Limited Partnership and disclaims beneficial ownership of all 572,916 shares held by Alta V Limited Partnership and Customs House Partners, except to the extent of his proportionate pecuniary interests therein.

(12) Consists of an option which will be granted upon Mr. Schmidt's re-election to the Company's Board of Directors and which will be exercisable for 2,000 shares of Common Stock as of the date of grant. Mr. Schmidt, a director of the Company, is a Vice President of Eventech Limited and of Advent International Corporation. Mr. Schmidt disclaims beneficial ownership of all 675,945 shares held by the funds affiliated with Advent International Corporation, except for 80 Shares which he beneficially owns as a partner in Advent International Investors Limited Patnership and 192 Shares which he beneficially owns as a limited partner in Advent International Investors II L.P..

(13) Excludes shares, as to which beneficial ownership is disclaimed, described in footnotes (10)-(12). Includes 868,596 shares of Common Stock subject to options exercisable as of February 10, 1998 or within 60 days thereafter.

                        SECURITIES EXCHANGE ACT REPORTING

The Company's executive officers and directors are required under Section 16(a) of the Exchange Act to file reports of ownership of Company securities and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during 1997 the executive officers and directors of the Company complied with all applicable Section 16(a) filing requirements, except that Mr. Louart, an executive Officer of the Company, reported in a Form 5 filed in February 1998, Form 3 holdings.


                         INFORMATION CONCERNING AUDITORS

The firm of Ernst & Young L.L.P., independent auditors, has audited the Company's accounts since the inception of the Company and will do so for 1998. Representatives of Ernst & Young, L.L.P. have been invited to attend the Annual Meeting.


                              STOCKHOLDER PROPOSALS

The Company's Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to the Secretary of the Company not less than 45 days nor more than 60 days before the meeting, unless less than 60 days' notice or public disclosure of the meeting is given, in which case the stockholder's notice must be received within 15 days after such notice or disclosure is given. The notice must contain specified information about the proposed business or nominee and the stockholder making the proposal or nomination. If any stockholder intends to present a proposal at the 1999 Annual Meeting of stockholders and desires that it be considered for inclusion in the Company's proxy statement and form of proxy, it must be received by the Company at Avenue Olivier Perroy, Zone Industrielle de Rousset, 13790 Rousset, France; Attention: Yves Morel, Chief Financial Officer, no later than December 19, 1998.


                                  OTHER MATTERS

The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

IN ADDITION TO THE COMPANY'S ANNUAL REPORT, WHICH HAS BEEN MAILED TO STOCKHOLDERS, ANY HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MAY OBTAIN A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR COPIES OF THE COMPANY'S FORM 10-K SHOULD BE ADDRESSED TO YVES MOREL, CHIEF FINANCIAL OFFICER, AVENUE OLIVIER PERROY, ZONE INDUSTRIELLE DE ROUSSET, 13790 ROUSSET, FRANCE.

Front of Card:

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  PIXTECH, INC.

           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MARCH 25, 1998

     The undersigned stockholder of Pixtech, Inc. (the "Company") hereby appoints Jean-Luc Grand-Clement, Yves Morel, Michael Lytton, and Lynette C. Fallon, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of capital stock of the company entitled to vote at the Annual meeting of Stockholders of the Company to be held on March 25, 1998, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

Back of Card:

A [X] Please mark your
      votes as in this
      example.

                         WITHHELD
     FOR                 from both
both nominees            nominees            Nominees:    William C. Schmidt
     [ ]                    [ ]                           Jean-Luc Grand-Clement


1. Proposal to elect directors

FOR, except vote withheld from the following nominee:


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IN THEIR DISCRETION, THE PROXIES ARE AT SO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature                                    Date                     1998

Signature                                    Date                     1998
               (IF HELD JOINTLY)

NOTE: Please sign exactly as name appears on stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner, please sign in partnership.